Pegasystems Acquires Mobile Application Development Leader Antenna Software

Combination enables organizations to bring customer-centricity to their enterprise mobile applications.

CAMBRIDGE, Mass. – October 11, 2013 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) and a leading provider of Customer Relationship Management (CRM) solutions, today announced that it has acquired Antenna Software, a leader in Mobile Application Development Platforms (MADP). Antenna Software, based in Jersey City, New Jersey, has over 250 employees focused on delivering mobility technology worldwide.

With Antenna, Pegasystems adds a leader in the Gartner 2013 Magic Quadrant for Mobile Applications Development Platforms(1) to its existing Magic Quadrant leadership in BPM(2) and CRM(3) to deliver better business software to any channel. Key benefits of this combination include:

Faster time-to-market and increased flexibility in end-to-end mobile application development
Powerful mobile application and device management
Mobile Backend-as-a-Service coupled with industry-leading BPM, case management, and advanced decisioning
Proven expertise of two industry leaders in delivering enterprise solutions to a global clientele
Powerful model-driven design to complement native mobile development and responsive UIs to “design-once and deploy everywhere”

Research from IDC shows that by 2015, there will be 1.3 billion people in the mobile workforce(4). To serve today’s mobile users, applications must be prepared for multiple mobile platforms and more than 250 different screen sizes. Today’s enterprises require flexible capabilities for mobile solution development and management to meet the evolving requirements of their employees, partners, and customers. The combination of Antenna and Pegasystems will bring the power of both native and model-driven development to customers and prospects of both organizations.

Quotes & Commentary:

“Traditional mobile technology can lead to separate channel-specific applications which hamper customer service and efficient operations,” said Alan Trefler, Founder and CEO of Pegasystems. “Pega’s distinctive customer-centric approach to mobility enables business users and IT to create optimal customer experiences across channels and devices. We believe that mobile devices should seamlessly operate with processes and cases to drive work to done. Pega and Antenna coming together offers our collective clients state-of-the-art mobile development, responsive UIs, device management and cloud-based Backend-as-a-Service.”

Supporting Resources:
For more information on Antenna Software, please visit: antennasoftware.com
For more information on Pegasystems’ mobile solutions, please visit the Pega Mobile homepage

For a complimentary copy of the Gartner Magic Quadrant for Mobile Application Development Platforms, 2013, please click here
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About Antenna
Antenna(R) is the trusted authority for enterprises that want to leverage the power of mobile apps to run their business. Enterprises around the world depend on Antenna’s leading mobility Platform-as-a-Service to handle the complex elements of the mobile app lifecycle that they don’t want to worry about – namely security, integration, and management of mobile apps. Antenna helps businesses to significantly reduce their development time, deployment costs, and the complexity associated with run-the-business mobile apps – enabling them to safely embrace the truly unprecedented opportunity that mobility offers. Founded in 1998, Antenna is headquartered in Jersey City, NJ with offices around the world.

About Pegasystems
Pegasystems Build for Change(R) technology is the heart of better business software. It delivers business agility and empowers leading organizations to rapidly close execution gaps and seize new opportunities. Pegasystems is the recognized leader in business process management and is also ranked as a leader in customer relationship management software by leading industry analysts. For more information, please visit us at www.pega.com.

Forward-looking Statements
This press release contains forward-looking statements, such as the expected benefits of the transaction. Statements regarding future events are based on Pegasystems’ current expectations and are necessarily subject to associated risks related to, among other things, Pegasystems’ ability to realize the expected benefits of the transaction. Actual results may differ materially from those in previously provided projections or other forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of Pegasystems’ filings with the U.S. Securities and Exchange Commission, including its most recent filings on Form 10-K and Form 10-Q.

Press Contacts:
Brian Callahan                Christa Conte
Pegasystems Inc.                 Hotwire PR
brian.callahan@pega.com             christa.conte@hotwirepr.com
(617) 866-6364                 (646) 738-8962
Twitter: @pega

All trademarks are the property of their respective owners.

(1)Gartner, Inc., “Magic Quadrant for Mobile Application Development Platforms, 2013,” Ian Finley, Van L. Baker, Ken Parmelee, David Mitchell Smith, Ray Valdes, Gordon Van Huizen, August 7, 2013
(2)Gartner, Inc., “Magic Quadrant for Intelligent Business Process Management Suites, 2012,” Jim Sinur, W. Roy Schulte, Janelle B. Hill, Teresa Jones, September 27, 2012
(3)Gartner, Inc., “Magic Quadrant for CRM Customer Engagement Center, 2013,” Michael Maoz, May 13, 2013
(4)IDC, “Worldwide Mobile Worker Population 2011-2015 Forecast,” Stacy Crook, January 2012

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